FOR IMMEDIATE RELEASE

September 13, 2012

Contact:  Susan M. Jordan

     732-577-9997

UMH PROPERTIES, INC. ANNOUNCES NEW ACQUISITION

FREEHOLD, NJ, September 13, 2012….UMH Properties, Inc. (NYSE:UMH) announced that, on September 12, 2012, it has closed on the acquisition of two manufactured home communities located in Ohio for a total purchase price of $5,900,000.  With this closing, UMH now owns fifty-five manufactured home communities consisting of approximately 10,400 developed homesites.

These two communities total 280 sites situated on approximately 62 acres.  The average occupancy for these communities is approximately 89%.

Samuel A. Landy, President, stated, “We are pleased to announce the acquisition of these well-situated communities.  The operations of these communities will fit in nicely with our existing Ohio communities.   We believe the prospects for the MH sector are very favorable and consequently with this new acquisition we have grown our portfolio by 53% over the previous three-year period.”

UMH Properties, Inc., a publicly owned REIT, owns and operates fifty-five manufactured home communities consisting of approximately 10,400 developed homesites located in New Jersey, New York, Ohio, Pennsylvania, Tennessee and Indiana.  In addition, the Company owns a portfolio of REIT securities.

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